UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2020

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Canal View Boulevard Suite 300 Rochester, NY	14623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 par value per share	DSS	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On March 3, 2020, Document Security Systems, Inc. (the “Company”) entered into a binding term sheet (the “Term Sheet”) with LiquidValue Asset Management Pte Ltd (“LVAM”), AMRE Asset Management Inc. (“AAMI”) and American Medical REIT Inc. (“AMRE”), regarding a share subscription and loan arrangement. The Term Sheet sets out the terms of a proposed joint venture to establish a medical real estate investment trust in the United States. Pursuant to the Term Sheet, the Company will subscribe for 5,250 ordinary shares of AAMI at a purchase price of $0.01 per share for total consideration of $52.50. Concurrently, AAMI will issue 2,500 shares to LVAM, and 1,250 shares to AMRE Tennessee, LLC, AMRE’s executive management’s holding company (collectively, the “Subscription Shares”). As a result, the Company will hold 52.5% of the outstanding shares of AAMI, with LVAM and AMRE Tennessee, LLC, holding 35% and 12.5% of the remaining outstanding shares of AAMI, respectively.

AAMI is a real estate investment trust (“REIT”) management company that sets the strategic vision and formulate investment strategy for AMRE. It manages the REIT’s assets and liabilities and provides recommendations to AMRE on acquisition and divestments in accordance with the investment strategies.

AMRE was formed to originate, acquire, and lease a credit-centric portfolio of licensed medical real estate. AMRE provides investors the opportunity for direct ownership of Class A licensed medical real estate. AMRE intends to acquire purpose-built healthcare facilities and lease them to leading clinical operators with strong market share under secure triple net leases. AMRE targets hospitals (both Critical Access and Specialty Surgical), Physician Group Practices, Ambulatory Surgical Centers, and other licensed medical treatment facilities.

The Term Sheet provides a right of first refusal regarding the Subscription Shares and requires that if any AAMI shares are sold to a third party, such third party must agree to become a party to the Term Sheet. The Term Sheet also provides tag along rights among the parties. The Term Sheet is legally binding and enforceable in accordance with its terms against all parties and if the parties agree not to enter into any formal definitive agreements regarding the transactions contemplated by the Term Sheet, the Term Sheet shall have the full effect as if a definitive agreement had been entered into regarding same.

Further, pursuant to and in connection with the Term Sheet, on March 3, 2020, the Company entered into a Promissory Note with AMRE, pursuant to which AMRE will issue the Company a promissory note for the principal amount of $800,000.00 (the “Note”). The Note matures on March 3, 2022 and accrues interest at the rate of 8.0% per annum, and shall be payable in accordance with the terms set forth in the Note. Under the Note, AMRE may prepay or repay all or any portion of the Note at any time, without a premium or penalty. If not sooner prepaid, the entire unpaid principal balance of the Note including accrued interest will be due and payable in full on March 3, 2022. AMRE’s failure to pay any amount due on the Note within five days of when payment is due constitutes an event of default under the Note, pursuant to which the Company can declare the Note due and payable. The Note also provides the Company an option to provide AMRE an additional $800,000 on the same terms and conditions as the Note, including the issuance of warrants as described below.

As further incentive to enter into the Note, AMRE issued the Company warrants to purchase 160,000 shares of AMRE common stock (the “Warrants”). The Warrants have an exercise price of $5.00 per share, subject to adjustment as set forth in the Warrant, and expire on March 3, 2024. Pursuant to the Warrants, if AMRE files a registration statement with the Securities and Exchange Commission for an initial public offering (“IPO”) of AMRE’s common stock and the IPO price per share offered to the public is less than $10.00 per share, the exercise price of the Warrant shall be adjusted downward to 50% of the IPO price. The Warrant also grants piggyback registration rights to the Company as set forth in the Warrant.

The parties to the Term Sheet, including AMRE Tennessee, LLC, also entered into a stockholders’ agreement dated as of March 3, 2020 (the “Stockholders’ Agreement”), regarding their ownership of AAMI’s common stock to regulate certain aspects of the relationship between the stockholders and provide for certain rights and obligations with respect to such ownership, as set forth in the Stockholders’ Agreement. Pursuant to the Stockholders’ Agreement, the portion of the Subscription Shares issued to AMRE Tennessee, LLC (the “Tennessee Shares”) are subject to forfeit, such that if a specified employee of AMRE is separated from employment with AMRE within three years of the date of the Stockholders’ Agreement, the Tennessee Shares shall be returned to AAMI’s treasury; if such employee remains employed with AMRE at such anniversary, the Tennessee Shares shall no longer be subject to forfeit. The Stockholders’ Agreement also provides for certain distributions to the parties as set forth in the Stockholders’ Agreement. The Stockholders’ Agreement will terminate upon the dissolution and winding up of AAMI or the date on which the parties agree to terminate the Stockholders’ Agreement by unanimous written consent.

LVAM is an 82% owned subsidiary of Singapore eDevelopment Limited whose Chief Executive Office and largest shareholder is Heng Fai Ambrose Chan, the Chairman of the Board and largest shareholder of the Company. In addition, As such, the above transactions constitute related party transactions which have been duly approved by the Company’s Board of Directors and Audit Committee. Furthermore, following the consummation of the transactions contemplated by the Term Sheet, Mr. Chan and Frank D. Heuszel, the Chief Executive Officer of the Company, will be appointed to the board of directors of AAMI.

The foregoing summary of the Term Sheet, Promissory Note, Warrants and Stockholder Agreement is subject to, and qualified in its entirety by, the terms of the Term Sheet, the Promissory Note, the Form of Warrant and the Stockholder Agreement, a copy of each of which is attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit

10.1	Term Sheet dated March 3, 2020
10.2	Promissory Note dated March 3, 2020
10.3	Form of Warrant
10.4	Stockholder Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: March 6, 2020	By:	/s/ Frank D. Heuszel
	Name:	Frank D. Heuszel
	Title:	Chief Executive Officer and Interim Chief Financial Officer